SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On February 7, 2008, Jason Stein, M.D. a member of the Board of Directors (the “Board”) of Chelsea Therapeutics International, Ltd. (the “Company”) notified the Company that he is resigning as a member of the Board effective February 7, 2008. His resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On February 7, 2008, the Board appointed Roger Stoll, Ph.D. and Norman Hardman, Ph.D. as members of its Board. Drs. Stoll and Hardman will hold office until the Company’s 2008 Annual Meeting of Stockholders or until their successors are elected and qualified.

The Nominating and Corporate Governance Committee of the Board (the “Committee”) conducted the search for director candidates. Although the Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence. After reviewing several director candidates, the Committee recommended Drs. Stoll and Hardman for appointment to the Board.

There were no arrangements or understandings between Drs. Stoll and Hardman and any other person pursuant to which Drs. Stoll and Hardman were appointed as directors and there are no related party transactions between Drs. Stoll and Hardman and the Company. The Board committees that Drs. Stoll and Hardman will serve on have not yet been determined, but will be disclosed in the Company’s proxy statement relating to its 2008 Annual Meeting of Stockholders.

Dr. Stoll is currently Chairman, President and CEO of Cortex Pharmaceuticals. Previously he was Executive Vice President of Fresenius Medical Care – North America. He was also Chief Executive of Ohmeda, Inc. from 1991 to 1998 and served on the Board of Directors of the BOC Group, Plc (parent of Ohmeda, Inc.).

Dr. Hardman is currently President and Chief Executive Officer of Oxalis Partners LLC, a strategic consultant to U.S. and EU biotechnology companies and VC Venture Funds and an Honorary Professor at the University of Aberdeen, where he currently serves as Vice President and Treasurer of the University of Aberdeen Development Trust, and as an advisor to University management.

A press release dated February 8, 2008 announcing Dr. Stein’s resignation and Drs. Stoll and Hardman’s appointments is attached as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated February 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: February 11, 2008	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer